Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 2, 2011 (except for Note 2, as to which the date is October 20, 2011 and the “Stock Splits” section of Note  3, as to which the date is October 31, 2011), in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-174661) and related Prospectus of Groupon, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
October 31, 2011